Exhibit 99.1

Tallgrass Energy to Participate in Wells Fargo Pipeline, MLP and Utility Symposium
Leawood, Kan.--(BUSINESS WIRE)- December 5, 2016 - Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP) ("Tallgrass") today announced their participation in the Wells Fargo Pipeline, MLP and Utility Symposium to be held December 6 - 7, 2016 at The Waldorf Astoria in New York. The slides used in these discussions will be posted on Tallgrass's website on December 6, 2016. TEP unitholders, TEGP shareholders and other interested parties are invited to view those materials under the investor relations sections at www.tallgrassenergy.com.

About Tallgrass Energy
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Contact Information
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(913) 928-6014
media.relations@tallgrassenergylp.com